As filed with the Securities and Exchange Commission on June 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Alvarion Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

15 Hamelacha St.
Rosh Haayin, Israel 4809136
Tel: +972-3-767-4333
 (Address and telephone number of registrant's principal executive offices)

Alvarion Inc.
6701 Democracy Blvd.; Suite 300
Bethesda, MD 20817
Tel: 1-866-873-1593
(Name, address, and telephone number of agent for service)

Copies to:

Mike Rimon, Adv.
Jonathan M. Nathan, Adv.
Meitar Liquornik Geva Leshem Tal, Law Offices
16 Abba Hillel Rd., Ramat Gan 52506, Israel
Tel: +972-3-610-3100
Fax: +972-3-610-3687

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, par value 0.10 New Israeli Shekels per share (“Ordinary Shares”) held by the selling shareholder	506,913	$1.58	(2)	$800,922.54		$109.25
Ordinary Shares underlying warrants to be issued to the selling shareholder	152,074	$1.58	(2)	$240,276.92		$32.77
Ordinary Shares issuable to the selling shareholder under price-adjustment provisions				$500,000	(3)	$68.20
Total				$1,541,199.46		$210.22

(1)
The amount being registered shall also include any additional Ordinary Shares which may become issuable as a result of stock splits, stock dividends, a recapitalization or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated, solely for purposes of calculating the registration fee for the secondary offering, based upon the average of the high and low prices of the Ordinary Shares of the registrant on the Nasdaq Capital Market as of June 10, 2013 pursuant to Rule 457(c) under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 13, 2013

PROSPECTUS

Alvarion Ltd.

658,987 Ordinary Shares
$500,000 of Additional Ordinary Shares
offered by Selling Shareholder

The selling shareholder named in the section “Selling Shareholder,” YA Global Master SPV Ltd., or YA Global, may from time to time offer and sell, in one or more offerings, up to 658,987 of our ordinary shares, as well as additional ordinary shares (which have not been issued as of the date hereof) having an aggregate market value of $500,000. The selling shareholder may sell shares from time to time on or off the Nasdaq Capital Market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. None of the proceeds from the sale of shares by the selling shareholder will be placed in escrow, trust or any similar account. For additional information on the methods of sale that may be used by the selling shareholder, see the section entitled “Plan of Distribution” on page 7. We will not receive any of the proceeds from the sale of these shares. However, we have received proceeds from the initial sale to such shareholder of these shares in a private transaction, and may receive additional proceeds upon exercise by the selling shareholder of warrants to purchase up to 152,074 of the shares offered hereby. We have and will continue to bear the costs relating to the registration of all shares offered hereby.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in any of our ordinary shares. Our ordinary shares are traded on the Nasdaq Capital Market and the Tel Aviv Stock Exchange under the symbol “ALVR.”

Investing in our shares involves risks. See the section entitled “Risk Factors” on page 2 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated                   , 2013

 ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, the selling shareholder named herein may from time to time offer and sell up to 658,987 of our ordinary shares, as well as additional ordinary shares having a total dollar value of up to $500,000, in one or more offerings.

This prospectus only provides you with a general description of the ordinary shares that the selling shareholder may sell. Each time the selling shareholder sells our shares, if required, we will provide a prospectus supplement containing specific information about the offering. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our ordinary shares, you should carefully read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation By Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the shares offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s office mentioned under the heading “Where You Can Find More Information.”

When acquiring any ordinary shares discussed in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we, nor the selling shareholder named herein, nor any underwriter, dealer or agent, has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder is not offering our shares in any jurisdiction where the offer or sale of our shares is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

The selling shareholder may sell our ordinary shares to underwriters who will sell the shares to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement (if any is required) will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering and the compensation of those underwriters, dealers or agents. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

 “Alvarion,” the “Company,” the "Registrant," “us,” “we” and “our” refer to Alvarion Ltd., an Israeli company, and its consolidated subsidiaries.

 “Our shares,” “ordinary shares” and similar expressions refer to Alvarion’s Ordinary Shares, par value 0.10 New Israeli Shekels per share.

 “Dollars”, “US dollars” or “$” refer to United States Dollars.

“shekels” or “NIS” refer to New Israeli Shekels.

“Securities Act” refer to the U.S. Securities Act of 1933, as amended.

“Exchange Act” refer to the U.S. Securities Exchange Act of 1934, as amended.

“SEC” refer to the U.S. Securities and Exchange Commission.

OUR COMPANY

We provide optimized wireless broadband solutions addressing the connectivity, coverage and capacity challenges of telecom operators, smart cities (a vertical segment which uses technology to enhance sustainability, citizen well-being and economic development through applications such as traffic monitoring, Internet access in public venues, utility metering etc.), security (such as police and other safety agencies), enterprise customers, and carrier grade outdoor Wi-Fi solutions, offering a variety of different products for Wi-Fi access and 3rd Generation cellular technologies, or 3G, off-load applications. Our innovative solutions are based on multiple technologies across various unlicensed spectrums. We are a limited liability company and were incorporated under the laws of the State of Israel in September 1992. Our principal executive offices are located at 15 Hamelacha St. Rosh Haayin, 4809136, Israel, and our telephone number is +972-3-767-4333. Our agent for service of process in the United States is our wholly-owned subsidiary, Alvarion, Inc., a Delaware corporation. Alvarion, Inc. is located at 6701 Democracy Blvd., Suite 300, Bethesda, Maryland.  Our website address is http://www.alvarion.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated in it by reference and accompanying prospectus supplements may contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “plan,” “project,” “seek,” “could,” “should” or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in any applicable prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and any applicable prospectus supplement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should refer to the “Risk Factors” section of this prospectus or our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.

In the years ended December 31, 2011 and 2012, and the quarter ended March 31, 2013, our operating loss was $9.6 million and $20.1 million, and $4.1 million, respectively and in the years ended December 31, 2010, 2011 and 2012, and the quarter ended March 31, 2013, our net loss was $98.5 million, $33.8 million and $55.9 million, and $7.0 million, respectively.

During the early 2000s, we focused our business on the development of WiMAX (Worldwide Interoperability for Microwave Access) technology. WiMAX technology, which was launched a number of years before Long Term Evolution (“LTE”) technology, was faced with fierce competition from LTE as a growing number of cellular operators adopted LTE for their 4th Generation Cellular Technology. By 2009, WiMAX was no longer the prevailing technology for the 4G mobile mass market. We continued to manufacture, market and sell WiMAX products for the 4G mobile mass market through 2012, and while this business generated revenues, it was not profitable.

As part of our strategy to focus on complementary wireless applications, in November 2011, we completed the acquisition of Wavion Ltd., a provider of carrier-grade Wi-Fi solutions (“Wavion”). For the purpose of financing the acquisition of Wavion in November 2011, we obtained a $ 30 million secured credit facility from Silicon Valley Bank (“SVB”). We decided to finance the acquisition rather than use our cash on hand in order to retain available cash to meet the substantial working capital needs of our WiMAX business while growing our new Wi-Fi business.

During 2011, we implemented a restructuring plan including the layoff of approximately 194 employees as well as the vacating of certain leased premises. Nonetheless, we continued to incur substantial losses. In addition, our sales of our Wi-Fi products decreased significantly in the second half of 2012 as the world was migrating to the new 802.11n standard and our WBSn product that had been developed based on that standard was not market ready.

During 2012, in particular in light of the significant cash requirements to fund the WiMAX business and the limited availability of credit both in the market generally and to Alvarion in particular, we were actively evaluating various alternatives to exit the WiMAX business. We ultimately decided to seek to sell the business and if we could not reach agreement with a buyer in a reasonable time, we would wind down the business. During 2012, we received several offers and negotiated with a number of potential buyers for the BWA Division, but we did not reach an agreement. As part of this process, we separated all of our licensed WiMAX business (the “BWA Division”) from our unlicensed business. While we continued to operate this business to maintain the customers, products and remain in the market, it continued to generate significant losses and had a negative effect on working capital.

As a result of the difficulty we experienced with the launch and marketing of our WBSn product and our lack of success in disposing of the BWA Division, with respect to which we were required to continue to provide services to our customers and meet contractual commitments, we continued to suffer substantial losses during 2012. Our cash position was further negatively affected by our required principal and interest payments on the SVB Loan, as well as the closure of previously available credit lines with various Israeli banks.

Our working capital was approximately $2.4 million as of March 31, 2013, as compared to $8.4 million as of December 31, 2012, and $62.0 million and $109.9 million as of December 31, 2011 and 2010, respectively. During 2012 and through May 12, 2013, due to the limited availability of credit and our lower cash balances resulting from our prior losses, we have not had the level of working capital and amounts available for product development, launch and support which we believe would be necessary to grow our business and make it profitable. In addition, our limited working capital has resulted, and may continue to result, in delays of shipments of our products, which has and may continue to have a material adverse effect on our revenues and our profitability.

We also have incurred accumulated losses of $395.9 million as of March 31, 2013, with $7.2 million, $48 million and $3.5 million in negative cash flow for the quarter ended March 31, 2013 and the years ended December 31, 2012 and December 31, 2011, respectively. As of March 31, 2013 and December 31, 2012, we had $3.5 million and $10.7 million, respectively, in cash and cash equivalents, and $6.7 million and $11 million outstanding under a revolving short term credit line.

The report of our independent registered public accounting firm with respect to our financial statements for the years ended December 31, 2012 and 2011 includes an explanatory paragraph that states that our declining sales, recurring losses, negative cash flows from operations, and our excess of credit line drawn over cash and cash equivalents as well as uncertainty in meeting credit line covenants raise substantial doubt about our ability to continue as a going concern. In order to continue as a going concern we will need to obtain funding in order to finance our working capital and sustain our ongoing operations and additional capital to enable product development and market growth. While we are currently actively seeking more funding, we cannot ensure that we will be able to obtain funding on terms that will be acceptable to us or at all. Additional funding raised through the issuance of equity interests may significantly dilute the equity interests of our current shareholders. Furthermore, if we raise additional funds through debt financing arrangements, if available, we may be required to pledge certain assets or enter into covenants that would restrict our business activities or our ability to incur further indebtedness, and such debt financing may be at interest rates and contain other terms that are not favorable to us. Our inability to obtain additional financing for working capital, product development, launch and support or for our other capital requirements on terms acceptable to us would result in our having to curtail our business operations further or cease our operations entirely.

In an effort to streamline our business, we recently sold part of our patent portfolio to Wi-Lan Inc. (“Wi-Lan”) and our BWA Division to Telrad Networks Ltd. (“Telrad”) and we are currently focused on our vertical markets businesses. In addition, we are continuing to seek to lower our expenses, including through reductions in the number of our employees across our company, a reduction in employee salaries and moving to new smaller and less expensive facilities. Such actions may not be effective and may not result in the anticipated cost savings and increase in working capital. Even if we are successful in reducing costs, the effects of such reductions on our business operations may ultimately have a material adverse effect on our financial condition and results of operations and our share price may decline.

OFFER STATISTICS AND EXPECTED TIMETABLE

The selling shareholder may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 658,987 ordinary shares, which includes shares issuable upon exercise of warrants to be issued to the selling shareholder. The selling shareholder may furthermore sell from time to time an indeterminate number of additional ordinary shares having an aggregate market price of $500,000. The actual per share price of the shares that the selling shareholder will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).
PRICE RANGE OF OUR SHARES

Our ordinary shares were quoted on the NASDAQ Global Select Market until October 19, 2012, from which time our ordinary shares have been traded on the NASDAQ Capital Market, in each case under the trading symbol “ALVR.”  Our ordinary shares are also listed on the Tel Aviv Stock Exchange, also under the trading symbol “ALVR.”

The following table sets forth the high and low sales prices for our ordinary shares as reported by the NASDAQ Global Select Market and, beginning on October 19, 2012, the NASDAQ Capital Market, in U.S. dollars, and as reported by the Tel Aviv Stock Exchange, in NIS, for each of the last five years.

	NASDAQ Global Select or Capital Market		Tel Aviv Stock Exchange
Year	High*	Low*	High*	Low*
2008	$96.9	$25.4	NIS 375.0	NIS 100.5
2009	$48.0	$23.6	NIS 190.0	NIS 102.3
2010	$42.8	$17.9	NIS 155.9	NIS 67.8
2011	$26.2	$8.3	NIS 92.4	NIS 31.0
2012	$12.7	$3.2	NIS 45.8	NIS 12.6

* Share prices have been adjusted to reflect the one-for-ten reverse stock split of our ordinary shares which was effected on April 2, 2013.

The following table sets forth, for each of the full financial quarters in the years indicated, the high and low sales price for our ordinary shares as reported by the NASDAQ Global Select Market and, beginning on October 19, 2012, the NASDAQ Capital Market, in U.S. dollars, and as reported by the Tel Aviv Stock Exchange, in NIS.

	NASDAQ Global Select or Capital Market		Tel Aviv Stock Exchange
	High*	Low*	High*	Low*
2011
First Quarter	$26.2	$17.1	NIS 92.4	NIS 59.4
Second Quarter	$18.9	$11.5	NIS 64.8	NIS 40.0
Third Quarter	$16.7	$10.4	NIS 57.1	NIS 39.9
Fourth Quarter	$12.2	$8.3	NIS 42.7	NIS 31.0

	High	Low	High	Low
2012
First Quarter	$12.7	$9.1	NIS 45.8	NIS 34.1
Second Quarter	$9.3	$3.6	NIS 35.1	NIS 14.3
Third Quarter	$5.6	$3.2	NIS 20.5	NIS 12.7
Fourth Quarter	$5.0	$3.3	NIS 19.1	NIS 12.6

	High	Low	High	Low
2013
First Quarter	$5.7	$3.7	NIS 20.9	NIS 14.1

* Share prices have been adjusted to reflect the one-for-ten reverse stock split of our ordinary shares which was effected on April 2, 2013.

The following table sets forth the high and low sales price for our ordinary shares as reported by the NASDAQ Capital Market in U.S. dollars, and the Tel Aviv Stock Exchange, in NIS, for the most recent six months:

	NASDAQ Capital Market		Tel Aviv Stock Exchange
	High*	Low*	High*	Low*
Month
December 2012	$4.4	$3.3	NIS 12.6	NIS 16.9
January 2013	$5.6	$4.0	NIS 20.9	NIS 14.4
February 2013	$5.7	$4.5	NIS 19.7	NIS 17.2
March 2013	$4.7	$3.7	NIS 17.7	NIS 14.1
April 2013	$4.03	$2.96	NIS 14.26	NIS 10.87
May 2013	$2.92	$1.81	NIS 10.77	NIS 8.08

* High and low sales prices for months that were prior to the effective date of the one-for-ten reverse stock split of our ordinary shares (which was effective on April 2, 2013) have been adjusted to reflect that reverse split.

As of June 4, 2013, the closing sales price of our ordinary shares on the NASDAQ Capital Market, and on the Tel Aviv Stock Exchange, was $1.76 and NIS 6.45, respectively. On that date, the representative exchange rate of the U.S. dollar to the shekel (as reported by the Bank of Israel) was $1 = NIS 3.676.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any ordinary shares by the selling shareholder. However, we have received proceeds from the selling shareholder for the initial sale to such shareholder of those shares in a private transaction, including additional proceeds that we may receive from the selling shareholder upon its exercise (at its discretion) of warrants that will be issued to it pursuant to that private transaction.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SHAREHOLDER

The following information describes YA Global Master SPV Ltd., to whom we refer as YA Global or the selling shareholder, and its relationship to our company and how the selling shareholder acquired (or shall acquire) the ordinary shares to be sold by it in the offering under this prospectus. Shares may also be sold through the selling shareholder's pledgees, assignees or successors-in-interest. The selling shareholder has not held a position or office, or had any other material relationship, with our company, except as follows:

YA Global Master SPV Ltd. (YA Global). YA Global is the investor under the private investment transaction described below. All investment decisions of, and control of, YA Global are held by its investment manager, Yorkville Advisors Global, LP, or Yorkville Advisors. Mr. Mark Angelo, the portfolio manager of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. YA Global acquired, or will acquire, in the investment transaction with the Company described below, all ordinary shares being registered for resale in the secondary offering under this prospectus.

On May 30, 2013, we completed a private placement transaction with YA Global. Pursuant to a securities purchase agreement, dated as of May 29, 2013, we issued and sold to YA Global on May 30, 2013 506,913 ordinary shares for an aggregate purchase price (before deduction of fees) of $1.1 million.  The initial purchase price per share ($2.17) reflected the closing sale price of our ordinary shares on the NASDAQ Capital Market on May 29, 2013 (the trading day immediately preceding the closing). The number of shares issuable to YA Global may potentially be increased based on the “make whole” adjustment mechanism described below. Upon the closing, we also entered into a registration rights agreement with YA Global, under which we agreed to register for resale all ordinary shares issued or issuable to YA Global in the transaction.  Pursuant to our obligations under that registration rights agreement, we have filed the registration statement on Form F-3 of which this prospectus forms a part.

Under the securities purchase agreement, during the consecutive 10 trading day Reference Period described below, the parties will examine the daily volume weighted average price of the ordinary shares, or the VWAP, on each such trading date. If the lowest daily VWAP during the Reference Period—to which we refer as the Reference Price—is lower than the price per share for which the ordinary shares were sold to YA Global at the closing, then we will issue to YA Global additional ordinary shares such that the aggregate ordinary shares issued to YA Global will be equal to the amount invested by it at the closing multiplied by 1.10 and then divided by the Reference Price.  Alternatively, at our discretion, we may pay to YA Global the value of such additional ordinary shares in cash, based on the Reference Price.

For purposes of the securities purchase agreement, the “Reference Period” is the initial 10 consecutive trading day period following the earlier of the effectiveness of the registration statement of which this prospectus forms a part or the date on which the ordinary shares sold to YA Global at the closing may be resold without limitation under Rule 144 under the Securities Act (or, in case none of the foregoing shall have occurred within six months of the initial closing, the initial 10 consecutive trading days commencing on such date determined by YA Global).

We will also issue to YA Global warrants to purchase 152,074 ordinary shares pursuant to the private placement, representing 30% of the ordinary shares that we issued to it at the initial closing. The warrants will be issued on the first trading day following the Reference Period (assuming that the below-described ownership limitation would not be violated as a result of such issuance), with an exercise price that equals 120% of the average VWAP during the 5 trading days before they are issued.  The warrants will have customary anti-dilution protections for post closing dilutive issuances, stock splits and similar events.

In no event may any issuance by us of ordinary shares or warrants to YA Global cause its beneficial ownership of our then-outstanding ordinary to exceed 9.99%. If we cannot issue ordinary shares or warrants otherwise due to be issued on the subsequent closing date for the additional ordinary shares, or on the warrant issuance date, we will (i) issue all such ordinary shares or warrants that may be issued without causing YA Global  to exceed the foregoing ownership limitation, and (ii) issue all shares or warrants that cannot then be issued on the first trading day that such ordinary shares or warrants may be issued without causing YA Global to exceed the ownership limitation.

The private placement transaction requires us to pay a $300,000 cash commitment fee to YA Global, of which $200,000 was paid at the initial closing (via withholding of funds from the $1.1 million gross purchase price) and $100,000 of which is due from us on the 90th day following the initial closing.

A copy of the securities purchase agreement, registration rights agreement and form of warrant are annexed as Exhibits 10.1, 10.2 and 10.3 to the registration statement of which this prospectus forms a part.

The number of shares reflected in the below table as owned by the selling shareholder prior to the offering does not include any additional ordinary shares that may be issued to it pursuant to the “make-whole” adjustment mechanism, as such number of additional shares (if any) is dependent on the future price of our ordinary shares and is therefore not knowable as of the date of this prospectus.  Once the number of those additional ordinary shares becomes known, if required, we will file a prospectus supplement amending the information in the below table to include those additional shares.  The below table (in the “Total Ordinary Shares Offered Hereby” column) and the accompanying footnotes also assume that the selling shareholder will sell all of the shares acquired by it pursuant to the private placement transaction, including all shares issuable under warrants, which have not yet been issued as of the date of this prospectus. Because the selling shareholder may sell some or all of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by it or that will be held by it after completion of any sales. We do not know how long the selling shareholder will hold the shares before selling them. Information concerning the selling shareholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary or required.

Selling Shareholder	Ordinary Shares Owned Prior to the Offering		Percentage of Class Prior to the Offering		Total Ordinary Shares Offered Hereby		Percentage of the Class Following the Offering(1)

YA Global Master SPV LTD.	658,987	(2)	7.6	% (3)	658,987	(1)	0.0%
(1)	Assumes the sale of all shares being offered by the selling shareholder under this prospectus.

(2)
Consists of 506,913 ordinary shares acquired by the selling shareholder in the private placement transaction described above and, for purposes hereof, an additional 152,074 ordinary shares issuable upon exercise of warrants that are issuable to the selling shareholder under that transaction.  The ordinary shares underlying those warrants have been included for purposes of registering their resale in the offering only, and, because the warrants have not yet been issued to the selling shareholder, those underlying shares may not be deemed to be beneficially owned by the selling shareholder for purposes of Section 13(d) of the Exchange Act. The number of ordinary shares owned as shown in the above table does not include any additional ordinary shares that may be issued to the selling shareholder pursuant to the “make-whole” adjustment mechanism described above, as it is not certain whether, and how many, additional ordinary shares may be issuable to the selling shareholder under that mechanism. Those additional shares will be added to the above table via a prospectus supplement, if required, once they are issued to the selling shareholder.

(3)
This percentage is based on 8,475,031 outstanding ordinary shares of the Company as of May 31, 2013 and has been calculated in accordance with Rule 13d-3 under the Exchange Act and includes, in the beneficial ownership of the selling shareholder, ordinary shares issuable upon exercise of warrants that are issuable to the selling shareholder under the private placement transaction, on the assumption that such warrants, which will generally be immediately exercisable upon issuance, will be issued within 60 days of May 31, 2013.  Despite the selling shareholder’s general right to exercise the warrants immediately once they are issued, the selling shareholder may not exercise any warrants to the extent that after giving effect to such exercise, the selling shareholder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise.  The foregoing limitation upon exercise may be waived by the selling shareholder upon not less than 65 days prior notice to our company

PLAN OF DISTRIBUTION

The selling shareholder— which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of ordinary shares or interests in the ordinary shares received after the date of this prospectus from the selling shareholder as a gift, pledge, partnership distribution or other transfer—  may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in ordinary shares being offered hereunder on any United States stock exchange, market or other trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the identity of the selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholder may also sell the ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholder from the sale of the ordinary shares offered will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with our respective agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the offering by the selling shareholder. Upon any exercise of the warrants that we issued to the selling shareholder by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act or Regulation S under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule or regulation (as applicable). Any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, our ordinary shares to be sold, the names of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part. In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless registered or qualified for sale, or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates in the offering. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder or to any underwriter in the offering for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by it under this prospectus. We have agreed with the selling shareholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares offered by the selling shareholder under this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares held by the selling shareholder may be sold without restriction pursuant to Rule 144 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus is a part, with respect to the securities that the selling shareholder will offer. This prospectus and any accompanying prospectus supplement do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities that the selling shareholder may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file documents electronically with the SEC. The address of that website is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference in this prospectus the documents listed below:

•	our Annual Report on Form 20-F (SEC File No. 000-30628) for the fiscal year ended December 31, 2012, filed with the SEC on May 15, 2013;
•
our Reports of Foreign Private Issuer on Form 6-K (in each case, File No. 000-30628) furnished to the SEC on May 20, 2013 (reporting our financial condition as of, and financial results for the quarter ended, March 31, 2013) and May 29, 2013 (announcing our entry into definitive agreements with respect to two private placements raising an aggregate of $2.9 million) (in each case, excluding any quotes of our management appearing in the press release annexed as an exhibit thereto);

•	the description of our ordinary shares set forth in our Registration Statement on Form 8-A (SEC File No. 000-30628) filed with the SEC on March 17, 2000; and
•
each subsequent Annual Report on Form 20-F, and each Report of Foreign Private Issuer on Form 6-K that indicates that it is being incorporated by reference into the Registration Statement of which this prospectus forms a part, in each case, that we file with or furnish to (as applicable) the SEC on or after the date on which the Registration Statement of which this prospectus forms a part is first filed with the SEC and until the termination or completion of the offerings under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alvarion Ltd.
15 Hamelacha St.
Rosh Haayin, 4809136, Israel
Tel: +972-3-767-4333
Attention: Chief Financial Officer

ENFORCEMENT OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the experts named in his prospectus, the vast majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a major portion of our assets and the vast majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

–	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

–	the judgment is no longer appealable,

–
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

–	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

–	the judgment was obtained by fraud.

–	there was no due process,

–	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

–	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

–	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israel court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

The validity of our ordinary shares will be passed upon by Meitar Liquornik Geva Leshem Tal, Law Offices, Ramat-Gan, Israel.

EXPERTS

Our consolidated financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010  incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2012 have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, as described in Note 1(b) to the consolidated financial statements), which is incorporated herein by reference, and given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification of Office Holder

Our Articles of Association provide that, to the extent permitted by the Companies Law, we may indemnify our office holders (as defined under the Companies Law) for the following liabilities or expenses incurred by an office holder as a result of an act done by him or her in his or her capacity as an office holder:

•	a financial liability imposed on him or her in favor of another person by a court judgment, including a settlement, judgment or an arbitrator’s award approved by a court;
•
reasonable costs of litigation, including attorney’s fees, expended as a result of an investigation or proceeding instituted against the office holder by a competent authority, provided that such investigation or proceeding was concluded without the filing of an indictment against the office holder or the imposition of any financial liability in lieu of criminal proceedings, or was concluded without the filing of an indictment against the office holder and a financial liability was imposed on the office holder in lieu of criminal proceedings with respect to a criminal offense in which proof of criminal intent is not required or in connection with a financial sanction;

•
reasonable litigation expenses, including attorneys’ fees, expended by an office holder or charged to him or her by a court, in a proceeding filed against him or her by the company or on its behalf or by another person, or in a criminal charge from which he or she was acquitted, or in a criminal charge of which he or she was convicted of a crime which does not require a finding of criminal intent; and

•
a financial obligation imposed upon an office holder and reasonable litigation expenses, including attorney fees, expended by the office holder as a result of an administrative proceeding instituted against him. Without derogating from the generality of the foregoing, such obligation or expense will include a payment which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, and expenses that the office holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

The Companies Law and our Articles of Association provide that, subject to certain limitations, we may undertake to indemnify an office holder of the company retrospectively, and may also undertake in advance to indemnify an office holder of the company, provided the undertaking is limited to events which the board of directors believes can be anticipated at the time of such undertaking, in light of the company’s activities as conducted at such time and is in an amount or based on criteria that the board of directors determines is reasonable under the circumstances and, provided, further, that such undertaking lists the events which the board of directors believes can be anticipated in light of the company’s activities as conducted at such time, and the amount or criteria that the board determines is reasonable under the circumstances.

Insurance of Office Holders

Our Articles of Association provide that, to the extent permitted by the Companies Law, we may obtain insurance to cover any liabilities imposed on an office holder as a result of an act done by him or her in his or her capacity as an office holder, in any of the following:

•	a breach of his or her duty of care to us or to another person;
•	a breach of his or her duty of loyalty to us, provided that he or she acted in good faith and had reasonable grounds to assume that his or her act would not prejudice us;
•	any financial liability imposed upon him or her in favor of another person; and
•
a payment which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the office holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

Exculpation of Office Holders

In addition, our Articles of Association provide that, to the extent permitted by the Companies Law, we may exculpate an office holder in advance from liability, in whole or in part, for damages resulting from a breach of his or her duty of care to us.

Limitations on Exculpation, Indemnification and Insurance

These provisions are specifically limited in their scope by the Companies Law, which provides that a company may indemnify or insure an office holder against a breach of duty of loyalty only to the extent that the office holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the company. In addition, a company may not indemnify, insure or exculpate an office holder against a breach of duty of care if committed intentionally or recklessly (excluding mere negligence), or committed with the intent to derive an unlawful personal gain, or for a fine or forfeit levied against the office holder in connection with a criminal offense.

We have obtained directors' and officers' liability insurance for the benefit of our office holders to the full extent permitted by the Companies Law.

We have entered into indemnification agreements with each of our directors and office holders in the form approved by our audit committee, board of directors and shareholders. The indemnification agreements provide that we will indemnify an office holder for any expenses incurred by the office holder in connection with any claims (as these terms are defined in the agreement) that fall within one or more categories of indemnifiable events listed in the agreement, related to any act or omission of the office holder and director while serving as our office holder (or serving or having served, at our request, as an employee, consultant, office holder or agent of any of our subsidiaries, or any other corporation or partnership) subject to a per-claim limitation. In addition, under these agreements, we exempt and release our office holders from any and all liability to us related to any breach by them of their duty of care to us, to the maximum extent permitted by law.

Item 9. Exhibits
Exhibit No.	Description

4.1
Memorandum of Association of Alvarion Ltd. (English translation accompanied by Hebrew original) (incorporated by reference to the exhibits to the Company’s Registration Statement on Form F-1 (SEC File No. 333-11572))

4.2	Certificate of Name Change (English translation accompanied by Hebrew original) (Incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-8 (SEC File No. 333-13786))

4.3
Amended and Restated Articles of Association of Alvarion Ltd. (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, filed with the SEC on May 15, 2013)

4.4	Specimen of Ordinary Share Certificate (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-8 (SEC File No. 333-14142))

5.1	Opinion of Meitar Liquornik Geva Leshem Tal regarding the validity of the ordinary shares being registered#

10.1	Securities Purchase Agreement, dated as of May 29, 2013, by and between Alvarion Ltd. and YA Global Master SPV Ltd.#

10.2	Registration Rights Agreement, dated as of May 30, 2013, by and between Alvarion Ltd. and YA Global Master SPV Ltd.#

10.3	Form of Ordinary Shares Purchase Warrant to be issued by Alvarion Ltd. to YA Global Master SPV Ltd.#

23.1	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm#

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)#

24.1	Power of Attorney (included on the signature page hereto)#

#	Filed herewith.

Item 10. Undertakings

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Haayin, Israel on June 13, 2013.

ALVARION LTD.

By:	/s/ Assaf Katan
Name: Assaf Katan
Title: Acting Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 13, 2013.

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Avi Stern and Leor Porat, severally, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done provided two of the above-listed attorneys-in-fact act together on behalf of such person, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtues hereof.

Signature	Title

/s/ Amnon Yacoby Amnon Yacoby	Chairman of the Board of Directors

/s/ Assaf Katan Assaf Katan	Acting Chief Executive Officer and President (Principal executive officer)

/s/ Avi Stern Avi Stern	Chief Financial Officer (Principal financial and accounting officer)

/s/ Professor Raphael Amit Professor Raphael Amit	Director

/s/ Tali Aben Tali Aben	Director

/s/ Doron Inbar Doron Inbar	Director

Alvarion, Inc. By: /s/ Avi Stern Name: Avi Stern Title: Authorized signatory	Authorized Representative in the United States

EXHIBIT INDEX
Exhibit No.	Description

4.1
Memorandum of Association of Alvarion Ltd. (English translation accompanied by Hebrew original) (incorporated by reference to the exhibits to the Company’s Registration Statement on Form F-1 (SEC File No. 333-11572))

4.2	Certificate of Name Change (English translation accompanied by Hebrew original) (Incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-8 (SEC File No. 333-13786))

4.3
Amended and Restated Articles of Association of Alvarion Ltd. (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, filed with the SEC on May 15, 2013)

4.4	Specimen of Ordinary Share Certificate (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-8 (SEC File No. 333-14142))

5.1	Opinion of Meitar Liquornik Geva Leshem Tal regarding the validity of the ordinary shares being registered#

10.1	Securities Purchase Agreement, dated as of May 29, 2013, by and between Alvarion Ltd. and YA Global Master SPV Ltd.#

10.2	Registration Rights Agreement, dated as of May 30, 2013, by and between Alvarion Ltd. and YA Global Master SPV Ltd.#

10.3	Form of Ordinary Shares Purchase Warrant to be issued by Alvarion Ltd. to YA Global Master SPV Ltd.#

23.1	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm#

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)#

24.1	Power of Attorney (included on the signature page hereto)#

#	Filed herewith.